CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    We have issued our report dated April 18, 1996 accompanying the financial statements of Cyberia, Inc. contained in this Post Effective Amendment No. 2 Registration Statement on Form SB-2. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/Singer, Lewak, Greenbaum & Goldstein, LLP
Singer, Lewak, Greenbaum & Goldstein, LLP
Los Angeles, California
November 4, 1996


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